Exhibit 4.1
SECOND AMENDMENT TO CREDIT AGREEMENT
     This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of April 2, 2008 among AIRGAS, INC., a Delaware corporation (“Airgas” and also a “Borrower”), AIRGAS CANADA INC., a Canada corporation, and RED-D-ARC LIMITED, an Ontario corporation (each a “Canadian Borrower” and together with Airgas, the “Borrowers”), the Guarantors signatory hereto, the Lenders signatory hereto BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “U.S. Agent”) and THE BANK OF NOVA SCOTIA, as Canadian administrative agent for the Lenders (in such capacity, the “Canadian Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).
RECITALS
     WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agents are parties to that certain Credit Agreement dated as of July 25, 2006 (as previously amended, the “Credit Agreement”).
     WHEREAS, the Required Lenders have agreed to amend certain terms of the Credit Agreement on the terms, and subject to the conditions, set forth below.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
     1. Amendment to Credit Agreement. Section 8.5(m) of the Credit Agreement is amended to read as follows:
     (m) other Investments not constituting Restricted Payments and not listed above in an aggregate amount not to exceed $50,000,000
     2. Effectiveness; Conditions Precedent. This Amendment shall become effective upon receipt by the Agents of copies of this Amendment duly executed by the Credit Parties and the Required Lenders.
     3. Construction. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.
     4. Representations and Warranties. Each Credit Party hereby represents and warrants that (i) each Credit Party that is party to this Amendment: (a) has the requisite corporate power and authority to execute, deliver and perform this Amendment, as applicable and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment, (ii) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof upon giving effect to this Amendment as though made on and as of such date (except for those which expressly relate to an earlier date) and (iii) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof upon giving effect to this Amendment.

     5. Acknowledgment. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment does not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Credit Documents. The Guarantors further acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of the Guarantors’ obligations thereunder or if the Guarantors did have any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders’ execution and delivery of this Amendment.
     6. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     7. Binding Effect. This Amendment, the Credit Agreement and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.
     8. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     9. Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered and this Amendment shall be effective as of the date first above written.

BORROWERS:	AIRGAS, INC.

	By:	/s/ Joseph C. Sullivan

	Name:	Joseph C. Sullivan
	Title:	Vice President

AIRGAS CANADA INC.

By:	/s/ Thomas M. Smyth

Name:	Thomas M. Smyth
Title:	Vice President

RED-D-ARC LIMITED

By:	/s/Thomas M. Smyth

Name:	Thomas M. Smyth
Title:	Vice President

U.S. SUBSIDIARY
GUARANTORS:	AIRGAS-EAST, INC.
AIRGAS-GREAT LAKES, INC.
AIRGAS-MID AMERICA, INC.
AIRGAS-NORTH CENTRAL, INC.
AIRGAS-SOUTH, INC.
AIRGAS-GULF STATES, INC.
AIRGAS-INTERMOUNTAIN, INC.
AIRGAS-MID SOUTH, INC.
AIRGAS-NORPAC, INC.
AIRGAS-NORTHERN CALIFORNIA & NEVADA, INC.
AIRGAS-SOUTHWEST, INC.
AIRGAS-WEST, INC.
AIRGAS-SAFETY, INC.
AIRGAS CARBONIC, INC.
AIRGAS SPECIALTY GASES, INC.
NITROUS OXIDE CORP.
RED-D-ARC, INC.
AIRGAS DATA, LLC
AIRGAS GASPRO, INC.
MISSOURI RIVER HOLDINGS, INC.
AIRGAS INVESTMENTS, INC.
AIRGAS SPECIALTY PRODUCTS, INC.
CO2 DIRECT, INC.
WORLDWIDE WELDING, INC.,
AIRGAS MERCHANT HOLDINGS, INC.
AIRGAS MERCHANT GASES, LLC,

	By:	/s/Thomas M. Smyth

	Name:	Thomas M. Smyth
	Title:	Vice President

CANADIAN SUBSIDIARY
GUARANTORS:	AIRGAS, S.A. DE C.V.
RED-D-ARC, S.A. DE C.V.
AIRGAS WEST, S.A. DE C.V.

	By:	/s/ Joseph C. Sullivan

	Name:	Joseph C. Sullivan
	Title:	Vice President

U.S. AGENT:	BANK OF AMERICA, N.A.,

	By:	/s/ Edwin B. Cox, Jr.

	Name:	Edwin B. Cox, Jr.
	Title:	Senior Vice President

CANADIAN AGENT:	THE BANK OF NOVA SCOTIA

	By:	/s/ James J. Rhee

	Name:	James J. Rhee
	Title:	Director

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Edwin B. Cox, Jr.

	Name:	Edwin B. Cox, Jr.
	Title:	Senior Vice President

BANK OF AMERICA, N.A. (CANADA BRANCH)

	By:	/s/ Medina Sales de Andrade

	Name:	Medina Sales de Andrade
	Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ William M. Feathers

Name:	William M. Feathers
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NY BRANCH
By:	/s/ Maria Ferradas
Name:	Maria Ferradas
Title:	Authorized Signatory

CITIZENS BANK
By:	/s/ Devon Starks
Name:	Devon Starks
Title:	Senior Vice President

JPMORGAN CHASE BANK , N.A.
By:	/s/ James A. Knight
Name:	James A. Knight
Title:	Vice President

WACHOVIA BANK, N.A.
By:	/s/ Anne Sheahan
Name:	Anne Sheahan
Title:	Vice President

PNC BANK NA
By:	/s/Meredith Jermann
Name:	Meredith Jermann
Title:	Vice President

THE BANK OF NOVA SCOTIA
By:	/s/ Todd S. Meller
Name:	Todd S. Meller
Title:	Managing Director

MELLON BANK, N.A.
By:	/s/ William M. Feathers
Name:	William M. Feathers
Title:	Vice President

BANK OF HAWAII
By:	/s/ Steven Nakahara
Name:	Steven Nakahara
Title:	Vice President

CALYON, NEW YORK BRANCH
By:	/s/ Yuri Muzichenko
Name:	Yuri Muzichenko
Title:	Director

By:	/s/ Pascale Arnaud
Name:	Pascale Arnaud
Title:	Managing Director

SUMITOMO MITSUI BANKING CORP., NEW YORK
By:	/s/ Yoshihiro Hyakutome
Name:	Yoshihiro Hyakutome
Title:	General Manager

BRANCH BANKING AND TRUST CO.
By:	/s/ Troy R. Weaver
Name:	Troy R. Weaver
Title:	Senior Vice President

BANK LEUMI USA
By:	/s/ Joung Hee Hong
Name:	Joung Hee Hong
Title:	First Vice President

BARCLAYS BANK PLC
By:	/s/Nicholas A. Bell
Name:	Nicholas A. Bell
Title:	Director

SUNTRUST BANK
By:	/s/ Mark A. Flatin
Name:	Mark A. Flatin
Title:	Managing Director

BAYERISCHE LANDESBANK, NEW YORK BRANCH
By:	/s/ Stuart Schulman
Name:	Stuart Schulman
Title:	Senior Vice President

By:	/s/ Georgina Fiordalisi, CFA
Name:	Georgina Fiordalisi
Title:	Vice President

FIFTH THIRD BANK
By:	/s/ Mike Mendenhall
Name:	Mike Mendenhall
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
By:	/s/ Colleen Glackin
Name:	Colleen Glackin
Title:	Vice President

US BANK, NATIONAL ASSOCIATION
By:	/s/ W. C. Parelli
Name:	W. C. Parelli
Title:	Senior Vice President

COMERICA BANK
By:	/s/ Liesl Eckhardt
Name:	Liesl Eckhardt
Title:	Assistant Vice President

PEOPLE’S BANK
By:	/s/ George F. Paik
Name:	George F. Paik
Title:	Vice President

28